                                                                 EXHIBIT 10.106


                              EMPLOYMENT AGREEMENT


This AGREEMENT is made this _____ day of ______, 1997 ("Effective Date") by and between
HealthCare COMPARE Corp., a Delaware corporation headquartered in Illinois ("Company"), and Patrick G. Dills ("Employee").


                                   BACKGROUND

A. Company desires to employ Employee, and Employee desires to be employed by Company.

B. For and in consideration of the promises and of the mutual covenants hereinafter set forth, it is hereby agreed by and between the parties as follows:


                                   AGREEMENT

  1. Employment. Company hereby agrees to employ Employee to perform the duties set forth in Section 3 hereof ("Employee Services"). Employee hereby accepts employment to perform Employee Services for Employer under the terms and conditions of this Agreement.

  2. Term. The Initial Term of this Agreement will be for 3 years beginning on the Effective Date and will automatically renew for consecutive 1 year terms, unless earlier terminated pursuant to Section 6 hereof.

  3. Duties. Employee will serve as Executive Vice President, Managed Care Sales and perform all responsibilities and duties as are assigned, or delegated to Employee, by President and Chief Executive Officer, including duties to any subsidiary or division. Employee will report to and is subject to supervision by President and Chief Executive Officer or his designee.

  4. Time Commitment. Employee will devote Employee's entire time, attention and energies to the performance of Employee Services. Employee may not be associated with, consult, advise, work for, be employed by, contract with, or otherwise devote any of the Employee's time to the pursuit of any other work or business activities which may interfere with the performance of services hereunder.

  5. Compensation and Benefits. Company will pay the following compensation to Employee in full consideration for performance of Employee Services hereunder in accordance with Company's then - current payroll policies and procedures.

     (a) Salary. Employee will receive a gross annual salary of $250,000.00. This salary is payable in accordance with Company's then - current payroll policies and procedures.

Employment Agreement
3/18/98
Page 2


      (b) Incentive Compensation. Employee will be eligible to receive incentive compensation in accordance with the following program. If Employee's Annual Revenue (as defined below) for a calendar year (the "Current Calendar Year") is greater than 102% of Employee's Annual Revenue for the Calendar year immediately prior to the Current Year (the "Prior Year"), then Employee will be paid an incentive compensation amount calculated in accordance with the following formula:

      Formula:

      [(Current Year Revenue minus Revenue Threshold (as defined below)) multiplied by .45%] multiplied by the applicable Incentive Multiplier (as defined below).

      Company will pay Employee the incentive compensation described in this
      Section 5(b) no later than 60 days after the end of the Current Calendar Year.

      Definitions:
      (1) "Employee's Annual Revenue" means the portion of the total gross revenue accrued by Company that is attributed by Company to Employee. [All definitions and allocation provisions contained in the 1997 Sales Incentive Plan will apply to the calculation of Employee's Annual Revenue.]

      (2) "Revenue Threshold" means the product that results from multiplying Employee's Prior Year Annual Revenue times 102%.

      (3) "Employee's Annual Percentage Growth" means the percentage that Employee's Current Year Annual Revenue exceeds Employee's Prior Year Annual Revenue.

      (4) "Incentive Multiplier" :


            If Employee's Percentage            Then, the applicable
            Growth is:                          "Incentive Modifier"
            ----------                          will be:
                                                --------
            Greater than 2%, but less than 10%   75%
            10% and above, but less than 15%    100%
            15% and above, but less than 20%    125%
            20% and above, but less than 25%    150%
            25% and above, but less than 30%    175%
            30% and above                       200%



      Examples of the Formula are attached as Exhibit  A.

Employment Agreement
3/18/98
Page 3


      (c) Expenses. Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with the performance of Employee Services upon submission by Employee of expense reports with substantiating vouchers, in accordance with the Company's then current expense reimbursement policy.

      (d) Benefits and Flexible Time Off. Employee shall be entitled to participate in such group life insurance, major medical, and other employee benefit plans (collectively "Benefit Plans") as established by Company in accordance with the applicable terms and conditions of such Benefit Plans, which Benefit Plans may be modified or discontinued by Company at any time; provided, however that Employee shall meet the requirements of the Benefit Plans for participation and in no event, including breach or wrongful termination of this Agreement, shall Employee be entitled to any amount of compensation in lieu of participation, unless otherwise provided by the terms of the Benefit Plan.

          Employee shall also be entitled to paid time off in accordance with Company's then current Flexible Time Off (FTO) program. Employee shall accrue such FTO at the rate specified in the FTO program. Flexible Time Off shall be taken with due consideration for the services required of Employee and to the requirements of Company.

   6. Termination.

      (a) Either party may terminate this Agreement at any time following the Initial Term, without cause, upon no less than one hundred and twenty
      (120) day's prior written notice. In such event, Employee, if requested by Company, will continue to render Employee Services and be paid Employee's regular compensation up to the date of termination in accordance with Company's then - current payroll policies and procedures.

      (b) Either party may terminate this Agreement at anytime for cause upon 14 days written notice. "Cause" includes, without limitation, breach of any provision of this Agreement or Employee's failure to adhere to the Company's policies and procedures. If the cause is not cured within the 14 day period, the Agreement may then be terminated by written notice. An opportunity to cure is not required if the party receiving notice of termination has previously been given notice of termination and the opportunity to cure the same or similar cause.

      (c) Company may terminate this Agreement by written notice at anytime (including during the Initial Term) immediately for the following reasons: (i) Death or legal incapacity of Employee; (ii) Employee's conviction of a felony; (iii) willful violation of the Company's policies or standards including without limitation, Corporate Compliance standards, confidentiality and nondisclosure; or (iv) theft or dishonesty.

      (d) Company may terminate at any time (including during the Initial Term) by written notice upon Employee's other incapacity or inability to perform Employee Services for a period of at least 90 consecutive days because of impairment of Employee's physical or

Employment Agreement
3/18/98
Page 4


      mental health making it impossible or impractical for Employee to perform Employee Services.

   7. Confidentiality. Employee agrees not to directly or indirectly use or disclose, for the benefit of any person, firm or entity other than Company and its subsidiary companies, the Confidential Business Information of Company. Confidential Business Information means information or material which is not generally available to or used by others or the utility or value of which is not generally known or recognized as a standard practice, whether or not the underlying details are in the public domain, including but not limited to its computerized and manual systems, procedures, reports, client lists, review criteria and methods, financial methods and practices, plans, pricing and marketing techniques as well as information regarding Company's past, present and prospective clients and their particular needs and requirements, and their own confidential information.

      Upon termination of employment, with or without cause, Employee agrees to return to Company all policy and procedure manuals, records, notes, data, memoranda, and reports of any nature (including computerized and electronically stored information) which are in Employee's possession and/or control which relate to (i) the Confidential Business Information of Company, (ii) Employee's employment with Company, or (iii) the business activities or facilities of Company or its past, present, or prospective clients.

   8. Restrictive Covenant. During the period of employment and for a period of one year from the date of termination, with or without cause, Employee will not directly or indirectly, within the United States or in any foreign market in which Employee was engaged in activities on behalf of Company, own, engage or participate in any way in any business which is similar to or competitive with any actual or planned business activity engaged in or planned by Company at the time the employment was terminated. However, this Agreement shall not prohibit ownership of up to 2% of the shares of stock of any such corporation whose stock is listed on a national securities exchange or is traded in the over-the-counter market.

      Employee further agrees that, for a period of one year after termination of employment with Company, with or without cause, Employee will promptly notify Company of any business with whom Employee is associated or in which has an ownership interest and provide Company with a description of Employee's duties or interests.

      For a period of one year after termination of employment, with or without cause, Employee will not directly or indirectly, for the purpose of selling services provided or planned by Company at the time the employment was terminated, call upon, solicit or divert any actual customer or prospective customer of Company. An actual customer, for purposes of this Section, is any customer to whom Company has provided services within one year prior to Employee's termination. A prospective customer, for purposes of this Section, is any prospective customer to whom Company sought to provide services within one year prior to the date of Employee's termination and Employee has knowledge or and was involved in such solicitation.

Employment Agreement
3/18/98
Page 5


  9. Non-Solicitation of Employees. Employee further agrees that for a period of one year from the date of Employee's termination, with or without cause, Employee shall not directly or indirectly solicit or hire any person who is currently or was an employee of Company at any time during the twelve months prior to Employee's termination.

  10. Remedies. In the event Employee breaches or threatens to breach Sections 7, 8 or 9 of this Agreement, Company shall be entitled to injunctive relief, enjoining or restraining such breach or threatened breach. Employee acknowledges that Company's remedy at law is inadequate and that Company will suffer irreparable injury if such conduct is not prohibited.

      Employee and Company agree that, because of the difficulty of ascertaining the amount of damages in the event that Employee breaches
  Section 9 of this Agreement, Company shall be entitled to recover, at its option, as liquidated damages and not as a penalty, a sum equal to one year's annual salary of the employee(s) solicited to leave Company's employ. The parties further agree that the existence of this remedy will not preclude employer from seeking or receiving injunctive relief.

      Employee further agrees that the covenants contained in Sections 7, 8 or 9 shall be construed as separate and independent of other provisions of this Agreement and the existence of any claim by Employee against Company shall not constitute a defense to the enforcement by Company of either of these paragraphs.

  11. Property Rights. All discoveries, designs, improvements, ideas, inventions, creations, and works of art, whether or not patentable or subject to copyright, relating to the business of Company or its clients, conceived, developed or made by Employee during employment by Company, either solely or jointly with others (hereafter "Developments") shall automatically become the sole property of Company. Employee shall immediately disclose to Company all such Developments and shall, without additional compensation, execute all assignments, application or any other documents deemed necessary by Company to perfect Company's rights therein. These obligations shall continue for a period of one year beyond the termination of employment with respect to Developments conceived, developed or made by Employee during employment with Company.

      Company acknowledges and agrees that the provisions of this section shall not apply to inventions for which no equipment, supplies, facility or trade secret information of Company or its clients were used by Employee and which were developed entirely on Employee's own time unless (a) such inventions relate (i) to the business of Company or (ii) to Company's actual or demonstrably anticipated research or development or (b) such inventions result from any work performed by Employee for Company.

  12. Assignments. Neither party shall have the right or power to assign any rights or duties under this Agreement without the written consent of the other party, provided, however, that Company shall have the right to assign this Agreement without consent pursuant to any corporate reorganization, merger, or other transaction involving a change of control of Company

Employment Agreement
3/18/98
Page 6



  or to any subsidiary company.  Any attempted assignment in breach of this
  Section 12 shall be void.

  13. Severability. Each section, paragraph, clause, sub-clause and provision (collectively "Provisions") of this Agreement shall be severable from each other, and if for any reason the paragraph, clause, sub-clause or provision is invalid or unenforceable, such invalidity or unenforceability shall not prejudice or in any way affect the validity or enforceability of any other Provision hereof.


  14. Miscellaneous.

      (a) This Agreement, the schedules and any amendments hereto contain the entire agreement of the parties with respect to the employment of the Employee and supersedes all other understandings (including without limitation, that certain HealthCare COMPARE Employment Agreement, dated August 21, 1990), whether written or oral; provided, however, that Employee shall comply with all policies, procedures and other requirements of Company as established in the Colleague Handbook and Corporate Policy Manuals, not inconsistent with this Agreement.

      (b) Failure on the part of either party to insist upon strict compliance by the other with respect to any of the terms, covenants and conditions hereof, shall not be deemed a subsequent waiver of such term, covenant or condition.

      (c) The provisions of any paragraph containing a continuing obligation after termination shall survive such termination whether with or without cause and even if occasioned by Company's breach or wrongful termination.

      (d) This Agreement may not be modified except in writing as signed by the parties; provided, however, that Company may amend or terminate its Benefit Plans, Incentive Plan, Corporate Policies and/or employees' rules and regulations in its sole discretion.

      (e) In the event of litigation under this Agreement, the court shall have discretion to award the prevailing party reasonable attorney's fees.

  15. Governing Law. It is the intention of the parties hereto that all questions with respect to the construction, formation, and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Illinois. The parties hereto submit to the jurisdiction and venue of the courts of DuPage County Illinois in respect to any matter or thing arising out of this agreement pursuant hereto.

  16. Notice. Any notice required pursuant to this Agreement will be in writing and will be deemed given upon the earlier of (i) delivery thereof, if by hand, (ii) five business days after mailing if sent by mail (registered or certified mail, postage prepaid, return receipt requested),

Employment Agreement
3/18/98
Page 7



  (iii) the next business day after deposit if sent by a recognized overnight delivery service, or (iv) transmission if sent by facsimile transmission or by electronic mail, with return notification (provided that any notice sent by facsimile or electronic mail shall also promptly be sent by one of the means described in clauses (i) through (iii) of this Section 18. All notices will be addressed as follows or to such other address as a party may identify in a notice to the other party:

           to Company:  HealthCare COMPARE Corp.
                        3200 Highland Avenue
                        Downers Grove, Illinois  60515
                        Attn: James C. Smith,
                              President and Chief Executive Officer

                        CC:   General Counsel

           to Employee: __________________________

                        __________________________

                        __________________________


  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement in the State of Illinois as of the day and year first above written.

                                      The Company:
                                      HealthCare COMPARE Corp.


                                      By:  __________________________________
                                      Its: President and
                                           Chief Executive Officer


                                      Employee:


                                      _______________________________________
                                      Patrick G. Dills

                                   EXHIBIT A
                             TO EMPLOYEE AGREEMENT



========================================================================================================================
                                                       EXAMPLE
------------------------------------------------------------------------------------------------------------------------
1996 Revenue                      $229,738.000
------------------------------------------------------------------------------------------------------------------------
MINIMUM THRESHOLD
------------------------------------------------------------------------------------------------------------------------
@ 102%                            $234,332,760
------------------------------------------------------------------------------------------------------------------------

                                                                   What If Scenarios
------------------------------------------------------------------------------------------------------------------------
                                                               #1                      #2                      #3
------------------------------------------------------------------------------------------------------------------------
CURRENT ESTIMATE
------------------------------------------------------------------------------------------------------------------------
1997 Revenue                      $265,000,000            $257,000,000            $280,000,000            $300,000,000
------------------------------------------------------------------------------------------------------------------------
Difference                         $30,667,240             $22,667,240             $45,667,240             $65,667,240
------------------------------------------------------------------------------------------------------------------------
% Growth                                 13.35%                   9.87%                  19.88%                  28.58%
------------------------------------------------------------------------------------------------------------------------
Incentive %                               0.45%                   0.45%                   0.45%                   0.45%
------------------------------------------------------------------------------------------------------------------------
Incentive Amount                      $138,003                $102,003                $205,503                $295,503
------------------------------------------------------------------------------------------------------------------------
Incentive Mutiplier                        100%                     75%                    125%                    175%
------------------------------------------------------------------------------------------------------------------------
TOTAL INCENTIVE                       $138,003                 $76,502                $256,878                $517,130
========================================================================================================================